Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated May 14, 2026, relating to the consolidated financial statements of Oriental Culture Holding LTD and subsidiaries as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, included in the Registrant’s 2025 annual report on Form 20-F filed with the Securities and Exchange Commission on May 14, 2026.

We also consent to the reference to us under the heading “Experts” in this Form F-3.

/s/ Wei, Wei & Co., LLP

Flushing, New York

May 29, 2026